SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2005 (June 30, 2005)

OCA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13457	72-1278948

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3850 N. Causeway Boulevard, Suite 800
Metairie, Louisiana	70002

(Address of Principal Executive Offices)	(Zip Code)

(504) 834-4392
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed from Last Report)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
SIGNATURES

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     OCA, Inc. (the “Company”) and the lenders under its senior credit facility have entered into an amendment and waiver to the credit facility that extends to July 31, 2005 the deadline under the credit facility for (a) filing the Company’s annual report on Form 10-K for the year ended December 31, 2004 (the “2004 Form 10-K”) and quarterly report on Form 10-Q for the quarter ended March 31, 2005 (the “First Quarter Form 10-Q”), and (b) delivering to the lenders audited financial statements for 2004 and unaudited financial statements for the first quarter of 2005. The lenders also waived any default or event of default resulting from the Company’s failure to timely file the 2004 Form 10-K and First Quarter Form 10-Q and deliver the related financial statements. As previously announced, those deadlines had been previously extended to June 30, 2005.

     On June 30, 2005, the Company repaid approximately $2.1 million of the term debt outstanding under the credit facility, resulting in $4.2 million of term debt outstanding at June 30, 2005. At June 30, 2005, the Company also had $85.6 million of debt outstanding under the revolving line of credit component of the credit facility, which continues to be limited to an aggregate of $90.0 million.

     The Company also reported that its cash collections during June 2005 were strong and continued to meet or slightly exceed expectations and that the Company’s cash flow enabled it to continue to pay its and its affiliated practices’ operating expenses in a timely manner. The Company continues to seek additional liquidity in the form of further borrowings under its revolving line of credit or through a refinancing transaction with an alternative lender.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCA, INC.
By:	/s/ Cathy M. Green
Cathy M. Green
Chief Accounting Officer and Interim Chief Financial Officer

Date: July 6, 2005

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